NASDAQ REPORTS RECORD FOURTH QUARTER 2014 NON-GAAP:

OPERATING INCOME, NET INCOME AND DILUTED EPS

•	Generated quarterly record fourth quarter 2014 non-GAAP diluted EPS of $0.75, a 9% increase year-over-year. Fourth quarter 2014 GAAP diluted EPS was $0.50.
•	Fourth quarter 2014 net revenues[1] were $517 million, down 1% year-over-year. On an organic basis, excluding the impact of foreign exchange rates, fourth quarter net revenues rose 3%.
•	Non-GAAP operating expenses were $296 million in the fourth quarter of 2014, down 5% year-over-year. On an organic basis, excluding the impact of foreign exchange rates, non-GAAP operating expenses fell 2%.
•	Non-GAAP operating margin was 43% in the fourth quarter, up from 40% in the prior year period.
•	The company repurchased $58 million of stock in the fourth quarter of 2014, bringing total repurchases to $178 million since the repurchase program was restarted in the second quarter of 2014.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the fourth quarter of 2014. Fourth quarter net revenues were $517 million, down 1% from $520 million in the prior year period, driven by the impact of foreign exchange rates. On an organic basis, excluding the impact of foreign exchange rates, fourth quarter net revenues increased 3% year-over-year.

“Nasdaq’s record profitability resulted from its improved strategic positioning, successfully meeting the evolving demands of our diverse client base, and maintaining the organization’s relentless focus on efficiency,” said Bob Greifeld, CEO, Nasdaq. “Moreover, the strong results in the fourth quarter, and 2014 overall, were driven by both broad-based organic growth and the first full year of contributions from our recent acquisitions.”

Mr. Greifeld continued, “I’m also pleased to say that we realized a sequential uptick in organic growth in the fourth quarter. More importantly, we see clear avenues to accelerate organic growth further from strategic investments made in upgrading and launching several product offerings within recently-acquired fixed income and corporate solutions businesses. The 2015 environmental backdrop also shows evidence of continued momentum and should bring us new opportunities to serve customers.”

On a non-GAAP basis, fourth quarter 2014 operating expenses were $296 million, down 5% as compared to the prior year quarter, due to the impact of changes in foreign exchange rates and the result of the expense reduction initiatives in 2014. On an organic basis, fourth quarter 2014 non-GAAP operating expenses were down 2% compared to the prior year period. On a GAAP basis, operating expenses were $344 million in the fourth quarter of 2014, up 22% compared to $282 million in the prior year quarter.

Fourth quarter 2014 non-GAAP diluted earnings per share was $0.75, compared to $0.69 in the prior year quarter. Non-GAAP diluted earnings per share for the fourth quarter of 2014 excluded $97 million of pre-tax adjustments, including: $49 million of asset impairment charges related to acquired intangible assets associated with certain customer relationships and certain technology assets, $35 million of merger and strategic initiatives costs (including a charge of $23 million related to the reversal of a receivable under a tax sharing agreement with an unrelated party that is offset on the tax line, and $12 million primarily associated with our acquisitions of the Thomson Reuters Corporate businesses), $11 million of sublease loss reserve charges on space we currently occupy due to excess capacity, and $2 million of debt extinguishment costs incurred with the refinancing of the company’s credit facility.

[1]	Represents revenues less transaction-based expenses.

Please refer to our reconciliation of GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses included in the attached schedules.

On a GAAP basis, net income attributable to Nasdaq for the fourth quarter of 2014 was $87 million, or $0.50 per diluted share, compared with $141 million, or $0.81 per diluted share, in the prior year quarter.

“Our continued expense discipline offset foreign exchange headwinds and helped deliver record earnings for our shareholders,” said Lee Shavel, EVP and CFO, Nasdaq. “We anticipate the ongoing successful integration of acquisitions, coupled with our broader expense management philosophy, will create margin expansion opportunities throughout 2015.”

Mr. Shavel continued, “Additionally, we continue to balance the use of our capital to create value for shareholders and clients. We have repurchased $178 million in stock since the second quarter while also enhancing our profitability profile, growth dynamics and product offering through the agreement to acquire Dorsey, Wright & Associates. We will continue to utilize our capital with the goals of maximizing returns for our shareholders and creating value for our clients.”

The company repurchased 1.4 million shares, or $58 million of stock, in the fourth quarter of 2014 at an average price of $42.07.

On December 31, 2014, the company had cash and cash equivalents of $427 million and total debt of $2,313 million, resulting in net debt of $1,886 million. This compares to net debt of $2,236 million at December 31, 2013.

BUSINESS HIGHLIGHTS

Market Services (39% of total net revenues) - Net revenues were $205 million in the fourth quarter of 2014, up $1 million when compared to $204 million in the fourth quarter of 2013.

Equity Derivatives (10% of total net revenues) – Net equity derivative trading and clearing revenues were $53 million in the fourth quarter of 2014, down $1 million compared to the fourth quarter of 2013. The decline in equity derivatives revenue was driven by changes in foreign exchange rates. Excluding the impact of foreign exchange rates, revenues rose on higher contract volumes in both U.S. and European markets, partially offset by moderate declines in average capture.

Cash Equities (11% of total net revenues) – Net cash equity trading revenues were $59 million in the fourth quarter of 2014, up $9 million compared to the fourth quarter of 2013. The increase in cash equity trading revenue resulted primarily from higher U.S. industry trading volume and an increase in overall market share executed on Nasdaq’s exchanges. Revenues from European cash equities rose modestly, as higher industry value traded, average capture and market share were partially offset by the impact of changes in foreign exchange rates.

Fixed Income, Currency and Commodities (6% of total net revenues) – Net FICC trading revenues were $29 million in the fourth quarter of 2014, down $7 million from the fourth quarter of 2013, due to declines across most FICC product volumes, a scheduled reduction in payments from an eSpeed technology customer, and the impact of changes in foreign exchange rates.

Access and Broker Services (12% of total net revenues) – Access and broker services revenues totaled $64 million in the fourth quarter of 2014, unchanged compared to the fourth quarter of 2013, as core revenue increases were offset by the impact of changes in foreign exchange rates.

Information Services (22% of total net revenues) – Revenues were $113 million in the fourth quarter of 2014, up $6 million from the fourth quarter of 2013.

Data Products (18% of total net revenues) – Data products revenues were $91 million in the fourth quarter of 2014, up $4 million compared to the fourth quarter of 2013, due primarily to increased revenues from Nasdaq BASIC.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $22 million in the fourth quarter of 2014, up $2 million from the fourth quarter of 2013. The revenue growth was largely a function of materially higher assets under management in licensed exchange traded products.

Technology Solutions (27% of total net revenues) - Revenues were $138 million in the fourth quarter of 2014, down $13 million from the fourth quarter of 2013.

Corporate Solutions (15% of total net revenues) – Corporate solutions revenues were $78 million in the fourth quarter of 2014, down $5 million from the fourth quarter of 2013. The corporate solutions revenue decline was due primarily to IR product pricing actions designed to compensate for subsidies previously provided to certain customers by a competitor, as well as to maintain and promote broader customer relationships. Additional declines in IR products and the impact of changes in foreign exchange rates were partially offset by organic growth in multimedia and governance solutions.

Market Technology (12% of total net revenues) – Market technology revenues were $60 million in the fourth quarter of 2014, down $8 million from the fourth quarter of 2013. Declines were driven primarily by an unfavorable foreign exchange impact and the recognition of $3 million of previously deferred revenues at BWise in the fourth quarter of 2013, partially offset by organic growth, in particular from expansion of SMARTS Broker surveillance and BWise enterprise risk management solutions. New order intake of $193 million for the fourth quarter of 2014 and the $704 million backlog at December 31, 2014 each set new all-time record highs.

Listing Services (12% of total net revenues) – Revenues were $61 million in the fourth quarter of 2014, up $3 million compared to the fourth quarter of 2013 due to increases in the number of both U.S. and European listed companies, and a higher number of initial public offerings (IPOs), partially offset by the impact of changes in foreign exchange rates.

INITIATING 2015 NON-GAAP EXPENSE GUIDANCE – The company has initiated 2015 non-GAAP operating expense guidance of $1,120-$1,150 million, which excludes amortization of acquired intangibles. Included in this non-GAAP operating expense guidance is an expected $30-$40 million in R&D spending.

CORPORATE HIGHLIGHTS

•	Salil Donde appointed as EVP to Lead Information Services. Mr. Donde will join Nasdaq with extensive experience leading technology and data companies, a diverse background in the broader financial services industry, and a proven track record of transforming companies and creating value for shareholders. Most recently, Mr. Donde was CEO of Lewtan Technologies Inc., where, in his three-year tenure, he developed and executed a new strategy to broaden the client base, increase revenues, and consolidate product platforms.
•	NASDAQ Led U.S. Exchanges for IPOs in 2014. Nasdaq announced it welcomed 327 new listings to The NASDAQ Stock Market (NASDAQ) in 2014, including 189 IPOs, more than any other U.S. exchange, representing a 50 percent increase from the 126 IPOs that occurred on NASDAQ in 2013. 62 percent of the top 100 best performing IPOs overall this year, including 8 of the top 10, listed on NASDAQ and combined proceeds raised by NASDAQ-listed IPOs in 2014 totaled more than $22 billion.
•	Market Technology Sees Record New Order Intake in the Fourth Quarter of 2014. Order Intake was a record high at $193 million in the fourth quarter of 2014, and the backlog stood at a record $704 million on December 31, 2014. Notable new business included The Japan Exchange Group, which will upgrade to Genium INET Trading, including TradeGuard; Singapore Exchange, which will upgrade its derivatives market to Genium INET Trading & Clearing, including TradeGuard, and KSEI, an Indonesian CSD, which will implement the X-stream CSD. In addition, the BWise enterprise risk management solution saw record new order intake, and sales of SMARTS Broker set a new quarterly record.
•	Agreement to Acquire Dorsey, Wright & Associates (DWA), Strengthening its Position as a Leader in Smart Beta. DWA is a market leader in data analytics, passive indexing and smart beta strategies, and will add to Nasdaq’s robust index portfolio, bringing model-based strategies and analysis to support the financial advisor community, and further strengthening Nasdaq’s position as a leading smart beta index provider. As a result, Nasdaq Global Indexes will become one of the largest providers of smart beta indexes with nearly $45 billion in assets benchmarked to its family of Smart Beta indexes and more than $105 billion benchmarked to all Nasdaq Indexes, as of December 31, 2014.

ABOUT NASDAQ

Nasdaq (Nasdaq:NDAQ) is a leading provider of trading, clearing, exchange technology, regulatory, securities listing, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to more than 3,500 listed companies with a market value of over $9.1 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaq.com/ambition or www.nasdaqomx.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to Nasdaq, diluted earnings per share, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess Nasdaq’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, products and services, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, technology, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA RELATIONS CONTACT: + Joseph Christinat + +1.646.441.5121 + joseph.christinat@nasdaq.com	INVESTOR RELATIONS CONTACT: + Ed Ditmire, CFA + +1.212.401.8737 + ed.ditmire@nasdaq.com

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Market Services	$607	$515	$533	$2,247	$2,092
Transaction-based expenses:
Transaction rebates	(294)	(236)	(254)	(1,065)	(1,002)
Brokerage, clearance and exchange fees	(108)	(85)	(75)	(368)	(314)

Total Market Services revenues less transaction-based expenses	205	194	204	814	776
Listing Services	61	59	58	238	228
Information Services	113	114	107	473	436
Technology Solutions	138	130	151	542	455

Revenues less transaction-based expenses	517	497	520	2,067	1,895

Operating Expenses:
Compensation and benefits	149	136	146	588	539
Marketing and advertising	8	5	8	32	30
Depreciation and amortization	33	34	34	137	122
Professional and contract services	40	37	45	157	151
Computer operations and data communications	24	22	25	92	82
Occupancy	34	26	27	110	98
Regulatory	6	7	7	27	30
Merger and strategic initiatives	35	5	(11)	81	22
General, administrative and other	15	18	19	89	80
Restructuring charges	—	—	—	—	9
Voluntary accommodation program	—	—	(18)	—	44

Total operating expenses	344	290	282	1,313	1,207

Operating income	173	207	238	754	688
Interest income	2	1	2	6	9
Interest expense	(28)	(29)	(30)	(117)	(111)
Gain on sale of investment security	—	—	30	—	30
Asset impairment charges	(49)	—	(5)	(49)	(14)
Loss from unconsolidated investees, net	—	—	—	—	(2)

Income before income taxes	98	179	235	594	600
Income tax provision	11	56	94	181	216

Net income	87	123	141	413	384
Net loss attributable to noncontrolling interests	—	—	—	1	1

Net income attributable to Nasdaq	$87	$123	$141	$414	$385

Per share information:
Basic earnings per share	$0.52	$0.73	$0.84	$2.45	$2.30

Diluted earnings per share	$0.50	$0.71	$0.81	$2.39	$2.25

Cash dividends declared per common share	$0.15	$0.15	$0.13	$0.58	$0.52

Weighted-average common shares outstanding for earnings per share:
Basic	168.2	168.6	168.3	168.9	166.9
Diluted	172.5	173.2	173.1	173.0	171.3

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
MARKET SERVICES
Equity Derivative Trading and Clearing Revenues	$135	$125	$132	$525	$514
Transaction-based expenses:
Transaction rebates	(73)	(68)	(71)	(285)	(259)
Brokerage, clearance and exchange fees	(9)	(7)	(7)	(32)	(33)

Total net equity derivative trading and clearing revenues	53	50	54	208	222

Cash Equity Trading Revenues	378	296	300	1,335	1,212
Transaction-based expenses:
Transaction rebates	(221)	(168)	(183)	(780)	(743)
Brokerage, clearance and exchange fees	(98)	(77)	(67)	(332)	(279)

Total net cash equity trading revenues	59	51	50	223	190
Fixed Income, Currency and Commodities Trading and Clearing Revenues	30	31	37	130	111
Transaction-based expenses:
Brokerage, clearance and exchange fees	(1)	(1)	(1)	(4)	(2)

Total net fixed income, currency and commodities trading and clearing revenues	29	30	36	126	109

Access and Broker Services Revenues	64	63	64	257	255

Total Net Market Services revenues	205	194	204	814	776

LISTING SERVICES REVENUES	61	59	58	238	228

INFORMATION SERVICES
Data Products revenues	91	92	87	384	362
Index Licensing and Services revenues	22	22	20	89	74

Total Information Services revenues	113	114	107	473	436

TECHNOLOGY SOLUTIONS
Corporate Solutions revenues	78	75	83	314	230
Market Technology revenues	60	55	68	228	225

Total Technology Solutions revenues	138	130	151	542	455

Total revenues less transaction-based expenses	$517	$497	$520	$2,067	$1,895

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

	Three Months Ended				Year Ended
	March 2014 Actual	June 2014 Actual	September 2014 Actual	December 2014 Actual	December 31, 2014	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
MARKET SERVICES
Equity Derivative Trading and Clearing Revenues	$138	$129	$125	$135	$525	$514	$507
Transaction-based expenses:
Transaction rebates	(75)	(71)	(68)	(73)	(285)	(259)	(250)
Brokerage, clearance and exchange fees	(7)	(8)	(7)	(9)	(32)	(33)	(34)

Total net equity derivative trading and clearing revenues	56	50	50	53	208	222	223

Cash Equity Trading Revenues	343	318	296	378	1,335	1,212	1,369
Transaction-based expenses:
Transaction rebates	(210)	(181)	(168)	(221)	(780)	(743)	(854)
Brokerage, clearance and exchange fees	(76)	(81)	(77)	(98)	(332)	(279)	(308)

Total net cash equity trading revenues	57	56	51	59	223	190	207
Fixed Income, Currency and Commodities Trading and Clearing Revenues	36	32	31	30	130	111	73
Transaction-based expenses:
Brokerage, clearance and exchange fees	(1)	(1)	(1)	(1)	(4)	(2)	—

Total net fixed income, currency and commodities trading and clearing revenues	35	31	30	29	126	109	73

Access and Broker Services Revenues	65	65	63	64	257	255	257

Total Net Market Services revenues	213	202	194	205	814	776	760

LISTING SERVICES REVENUES	58	60	59	61	238	228	224

INFORMATION SERVICES
Data Products revenues	100	101	92	91	384	362	337
Index Licensing and Services revenues	23	22	22	22	89	74	63

Total Information Services revenues	123	123	114	113	473	436	400

TECHNOLOGY SOLUTIONS
Corporate Solutions revenues	82	80	75	78	314	230	89
Market Technology revenues	53	58	55	60	228	225	201

Total Technology Solutions revenues	135	138	130	138	542	455	290

Total revenues less transaction-based expenses	$529	$523	$497	$517	$2,067	$1,895	$1,674

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$427	$398
Restricted cash	49	84
Financial investments, at fair value	174	189
Receivables, net	389	393
Deferred tax assets	16	12
Default funds and margin deposits	2,194	1,961
Other current assets	151	126

Total current assets	3,400	3,163
Property and equipment, net	292	268
Non-current deferred tax assets	536	404
Goodwill	5,538	6,186
Intangible assets, net	2,077	2,386
Other non-current assets	244	170

Total assets	$12,087	$12,577

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$189	$228
Section 31 fees payable to SEC	124	82
Accrued personnel costs	143	154
Deferred revenue	177	151
Other current liabilities	116	141
Deferred tax liabilities	37	38
Default funds and margin deposits	2,194	1,961
Current portion of debt obligations	—	45

Total current liabilities	2,980	2,800
Debt obligations	2,313	2,589
Non-current deferred tax liabilities	626	708
Non-current deferred revenue	215	143
Other non-current liabilities	159	153

Total liabilities	6,293	6,393

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	2	2
Additional paid-in capital	3,222	4,278
Common stock in treasury, at cost	(41)	(1,005)
Accumulated other comprehensive loss	(682)	(67)
Retained earnings	3,292	2,976

Total Nasdaq stockholders’ equity	5,793	6,184
Noncontrolling interests	1	—

Total equity	5,794	6,184

Total liabilities and equity	$12,087	$12,577

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP net income attributable to Nasdaq	$87	$123	$141	$414	$385
Non-GAAP adjustments:
Asset impairment charges (1)	49	—	5	49	14
Merger and strategic initiatives (2)	35	5	(11)	81	22
Sublease loss reserve	11	—	—	11	—
Extinguishment of debt	2	—	—	11	—
Gain on sale of investment security	—	—	(30)	—	(30)
Voluntary accommodation program	—	—	(18)	—	44
Securities and Exchange Commission matter	—	—	—	—	10
Restructuring charges	—	—	—	—	9
Special legal expenses	—	—	1	2	3
Other	—	1	(3)	2	(3)

Total non-GAAP adjustments	97	6	(56)	156	69
Adjustment to the income tax provision to reflect non-GAAP adjustments (3)	(55)	(2)	33	(72)	(13)
Significant tax adjustments, net	—	(2)	1	1	4

Total non-GAAP adjustments, net of tax	42	2	(22)	85	60
Non-GAAP net income attributable to Nasdaq	$129	$125	$119	$499	$445

GAAP diluted earnings per share	$0.50	$0.71	$0.81	$2.39	$2.25
Total adjustments from non-GAAP net income above	0.25	0.01	(0.12)	0.49	0.35

Non-GAAP diluted earnings per share	$0.75	$0.72	$0.69	$2.88	$2.60

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP operating income	$173	$207	$238	$754	$688
Non-GAAP adjustments:
Merger and strategic initiatives (2)	35	5	(11)	81	22
Sublease loss reserve	11	—	—	11	—
Extinguishment of debt	2	—	—	11	—
Voluntary accommodation program	—	—	(18)	—	44
Special legal expenses	—	—	1	2	3
Securities and Exchange Commission matter	—	—	—	—	10
Restructuring charges	—	—	—	—	9
Other	—	1	(3)	2	(3)

Total non-GAAP adjustments	48	6	(31)	107	85

Non-GAAP operating income	$221	$213	$207	$861	$773

Revenues less transaction-based expenses	$517	$497	$520	$2,067	$1,895
Non-GAAP operating margin (4)	43%	43%	40%	42%	41%

(1)	For the three months and year ended December 31, 2014, asset impairment charges of $49 million related to certain acquired intangible assets associated with customer relationships ($38 million) and certain technology assets ($11 million). For the year ended December 31, 2013, asset impairment charges of $14 million related to certain acquired intangible assets associated with customer relationships ($7 million) and a certain trade name ($7 million).
(2)	For the three months and year ended December 31, 2014, merger and strategic initiatives expense primarily related to our acquisitions of the TR Corporate businesses and eSpeed and a charge of $23 million related to the reversal of a receivable under a tax sharing agreement with an unrelated party. The $23 million charge is offset by a tax benefit as described in note (3) below. For the three months and year ended December 31, 2013, merger and strategic initiatives expense primarily related to our acquisitions of the TR Corporate businesses and eSpeed, offset by a credit of $23 million associated with a receivable under a tax sharing agreement with an unrelated party. The $23 million credit is offset by a tax expense as described in note (3) below. Merger and strategic initiatives costs for the year ended December 31, 2013 were partially offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to changes in the anticipated performance of BWise.
(3)	For the three months and year ended December 31, 2014, includes $23 million associated with the recognition of a previously unrecognized tax benefit. This amount is offset by the reversal of the receivable described in note (2) above. For the three months and year ended December 31, 2013, includes $23 million associated with the derecognition of a previously recognized tax benefit. This amount is offset by the receivable described in note (2) above.
(4)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction-based expenses.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP operating expenses	$344	$290	$282	$1,313	$1,207
Non-GAAP adjustments:
Merger and strategic initiatives (1)	(35)	(5)	11	(81)	(22)
Sublease loss reserve	(11)	—	—	(11)	—
Extinguishment of debt	(2)	—	—	(11)	—
Voluntary accommodation program	—	—	18	—	(44)
Special legal expenses	—	—	(1)	(2)	(3)
Securities and Exchange Commission matter	—	—	—	—	(10)
Restructuring charges	—	—	—	—	(9)
Other	—	(1)	3	(2)	3

Total non-GAAP adjustments	(48)	(6)	31	(107)	(85)

Non-GAAP operating expenses	$296	$284	$313	$1,206	$1,122

(1)	For the three months and year ended December 31, 2014, merger and strategic initiatives expense primarily related to our acquisitions of the TR Corporate businesses and eSpeed and a charge of $23 million related to the reversal of a receivable under a tax sharing agreement with an unrelated party. For the three months and year ended December 31, 2013, merger and strategic initiatives expense primarily related to our acquisitions of the TR Corporate businesses and eSpeed, offset by a credit of $23 million associated with a receivable under a tax sharing agreement with an unrelated party. Merger and strategic initiatives costs for the year ended December 31, 2013 were partially offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to changes in the anticipated performance of BWise.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Market Services
Equity Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	16.1	14.7	14.7
Nasdaq PHLX matched market share	16.2%	16.3%	17.6%
The NASDAQ Options Market matched market share	9.7%	9.5%	9.1%
Nasdaq BX Options Market matched market share	0.7%	0.8%	0.8%

Total matched market share executed on Nasdaq’s exchanges	26.6%	26.6%	27.5%
Nasdaq Nordic and Nasdaq Baltic Options and Futures
Total average daily volume options and futures contracts(1)	379,604	325,950	350,012
Cash Equity Trading
Total U.S.-listed Securities
Total average daily share volume (in billions)	7.00	5.68	6.01
Matched share volume (in billions)	90.8	71.1	74.1
Matched market share executed on NASDAQ	17.6%	16.6%	16.1%
Matched market share executed on Nasdaq BX	2.0%	2.5%	2.6%
Matched market share executed on Nasdaq PSX	0.7%	0.5%	0.5%

Total matched market share executed on Nasdaq’s exchanges	20.3%	19.6%	19.2%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	30.2%	32.3%	33.1%
Total market share(2)	50.5%	51.9%	52.3%
Nasdaq Nordic and Nasdaq Baltic Securities
Average daily number of equity trades	390,302	303,902	309,756
Total average daily value of shares traded (in billions)	$4.8	$4.0	$4.4
Total market share executed on Nasdaq’s exchanges	69.6%	72.2%	68.3%
Fixed Income, Currency and Commodities Trading and Clearing
U.S. Fixed Income
Total average daily volume On the Run U.S. Treasury contracts (in billions)	223.4	214.2	193.5
Total market share	30.0%	33.6%	34.4%
Nasdaq Nordic and Nasdaq Baltic Fixed Income
Total average daily volume fixed income contracts	98,284	76,134	135,507
Nasdaq Commodities
Power contracts cleared (TWh)(3)	413	376	436
Listing Services
Initial public offerings
NASDAQ	49	41	35
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	20	5	8
New listings
NASDAQ(4)	95	76	80
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic(5)	23	8	14
Number of listed companies
NASDAQ(6)	2,782	2,746	2,637
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic(7)	792	778	758
Technology Solutions
Market Technology
Order intake (in millions)(8)	$193	$28	$139
Total order value (in millions)(9)	$704	$621	$660

(1)	Includes Finnish option contracts traded on EUREX Group.
(2)	Includes transactions executed on NASDAQ’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	Primarily transactions executed on Nord Pool and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).
(4)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed exchange traded funds (ETFs).
(5)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(7)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North at period end.
(8)	Total contract value of orders signed during the period.
(9)	Represents total contract value of orders signed that are yet to be recognized as revenue.